SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)                  August 1, 2005


                          THE PROCTER & GAMBLE COMPANY
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


    Ohio                          1-434                       31-0411980
--------------------------------------------------------------------------------
(State or other            (Commission File Number)           (IRS Employer
jurisdiction of                                               Identification
incorporation)                                                Number)


One Procter & Gamble Plaza, Cincinnati, Ohio                    45202
--------------------------------------------------------------------------------
(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code   (513) 983-1100
                                                     --------------

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 27, 2005, Procter & Gamble International S.a.r.l. ("P&G International"), a wholly-owned subsidiary of The Procter & Gamble Company (the "Company"), signed a 3-year credit facility of $24 billion with a syndicate of banks led by Citigroup. The cost of the facility is a variable interest rate of 10 basis points over LIBOR on a fully drawn basis. Proceeds will be used for general corporate purposes with the expectation that the majority of the funds will be used as part of the share repurchase program of up to $22 billion that the Company and its subsidiaries announced on January 28, 2005. At its discretion and dependent upon market conditions and regulatory approvals, P&G International may also, as part of this share repurchase program, purchase shares of the Gillette Company to be exchanged for shares of the Company upon the closing of the merger of the Company and Gillette. P&G International expects to pay down the $24 billion facility with a combination of cash, commercial paper and term debt, beginning in fiscal year 2006/07. The current bridge facility between P&G International and Merrill Lynch will be replaced by this new facility, in which Merrill Lynch will also participate.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       THE PROCTER & GAMBLE COMPANY

                                       /S/ STEVEN W. JEMISON
                                       -------------------------------------
                                       Steven W. Jemison, Secretary and
                                       Associate General Counsel
                                       August 1, 2005